SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


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                                FORM 8-K

                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934




Date of report (Date of earliest event reported):     July 31, 2007



                              Coach, Inc.
                   ---------------------------------
         (Exact name of registrant as specified in its charter)


         Maryland                   1-16153                  52-2242751
      --------------               ---------                ------------
      (State of            (Commission File Number)         (IRS Employer
      Incorporation)                                     Identification No.)


                    516 West 34th Street, New York, NY 10001
              (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
              (Registrant's telephone number, including area code)

Item 2.02: Results of Operations and Financial Condition.

      On July 31, 2007, Coach, Inc. (the "Company") issued a press release (the "Press Release") in which the Company announced its financial results for its fiscal quarter and fiscal year ended June 30, 2007. All information in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

      The attached press release includes the following Non-GAAP financial information:

     o Direct-to-consumer sales for Japan have been presented both including and excluding currency fluctuation effects from translating Japanese yen-denominated sales into U.S. dollars for the quarter and year and compared to the same periods in the prior fiscal year.

      The Company believes that it is appropriate to present this supplemental information, for the following reasons:

     o Presenting information as described above will allow investors to better understand the Company's operating and financial results and how such results compare with the Company's prior guidance.

     o Presenting Japan sales both including and excluding currency fluctuation effects will help investors and analysts to understand the increase in net sales over the prior-year periods on a constant-currency basis, a valuable measure of relative sales performance in the Company's markets.



Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:

99.1        Text of Press Release, dated July 31, 2007

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2007

                                    COACH, INC.

                                    By:   /s/  Carole P. Sadler
                                         -----------------------
                                         Carole P. Sadler
                                         Senior Vice President, General
                                         Counsel and Secretary

                             EXHIBIT INDEX


99.1        Text of Press Release, dated July 31, 2007